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                                                                  EXHIBIT 10(n)


                            20TH CENTURY INDUSTRIES

                           401(k) SUPPLEMENTAL PLAN


REV 1/30/96


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                              TABLE OF CONTENTS

ARTICLE I     Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II    Definitions . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE III   Eligibility and Participation . . . . . . . . . . . . . . . .  2
    3.1 Eligibility to Participate. . . . . . . . . . . . . . . . . . . . .  2
    3.2 Election of Payment Method. . . . . . . . . . . . . . . . . . . . .  3

ARTICLE IV    Compensation Deferrals by Participants. . . . . . . . . . . .  4
    4.1 Participant Compensation Deferrals. . . . . . . . . . . . . . . . .  4
    4.2 Amounts of Participant Compensation Deferrals . . . . . . . . . . .  4
    4.3 Provisions of Compensation Deferral Agreement . . . . . . . . . . .  5

ARTICLE V     Company Matching Credits. . . . . . . . . . . . . . . . . . .  5
    5.1 Matching Credits. . . . . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE VI    Participant Accounts and Subaccounts. . . . . . . . . . . . .  6
    6.1 Participant Accounts and Subaccounts. . . . . . . . . . . . . . . .  6
    6.2 Valuation of Account. . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE VII   Payment of Benefits . . . . . . . . . . . . . . . . . . . . .  7
    7.1 Vesting of Benefits . . . . . . . . . . . . . . . . . . . . . . . .  7
    7.2 Form and Date of Payment. . . . . . . . . . . . . . . . . . . . . .  7
    7.3 Hardship Distributions. . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE VIII  Death Benefits. . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE IX    Right to Terminate or Modify Plan . . . . . . . . . . . . . .  8

ARTICLE X     No Assignment, Etc. . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE XI    The Committee . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE XII   Release . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE XIII  No Contract of Employment . . . . . . . . . . . . . . . . . .  9

ARTICLE XIV   Company's Obligation to Pay Benefits. . . . . . . . . . . . . 10

ARTICLE XV    Claim Review Procedure. . . . . . . . . . . . . . . . . . . . 10

ARTICLE XVI   Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE XVII  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . 11
    17.1 Successor and Assigns. . . . . . . . . . . . . . . . . . . . . . . 11
    17.2 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    17.3 Limitations on Liability . . . . . . . . . . . . . . . . . . . . . 11
    17.4 Certain Small Benefits . . . . . . . . . . . . . . . . . . . . . . 11
    17.5 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . 12


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                 20TH CENTURY INDUSTRIES 401(k) SUPPLEMENTAL PLAN

                                   ARTICLE I
                                    PURPOSE

     The purpose of the 20th Century Industries 401(k) Supplemental Plan (the "Plan") is to attract and retain valuable executive employees by making available certain benefits that otherwise would be unavailable under the Company's Qualified 401(k) Plan because of limitations imposed under the Internal Revenue Code.

     This Plan is designed to qualify as an unfunded plan of deferred compensation for a select group of management or highly compensated employees described in 29 CFR Section 2520.104-23 and Sections 201(a), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Further, this Plan is a plan described in Sections 114 and 3121(v)(2)(C) of the Internal Revenue Code ("Code"), established to pay retirement income after termination of employment, and maintained solely for the purpose of providing retirement benefits for employees in excess of the limitations imposed by one or more of Sections 401(a)(17), 401(k), 401(m), 402(g), 403(b), 408(k), or 415 of such Code or any other limitation on contributions or benefits in such Code on plans to which any of such Sections apply.

                                   ARTICLE II
                                  DEFINITIONS

     The following terms shall have the meanings set forth below in this
Article II, when capitalized:

     2.1 "Account" means the Account maintained for a Participant on the books of the Company to reflect the Participant's interest in this Plan. Such Account shall consist of the following subaccounts:

          (a) A Participant Compensation Deferral Subaccount reflecting the Participant's Compensation Deferrals in accordance with Article IV, as adjusted to reflect an investment return as provided in Section 6.2.

          (b) A Matching Credits Subaccount reflecting Matching Credits made on behalf of the Participant in accordance with Article V, as adjusted to reflect an investment return as provided in Section 6.2.

     2.2 "Company" means 20th Century Industries, and shall include any corporation that is affiliated with 20th Century Industries, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

     2.3 "Compensation" means, for a Plan Year, a Participant's base salary and bonus prior to reduction by compensation deferrals under the Qualified 401(k) Plan and this Plan. Compensation shall take into account, for any Participant Compensation Deferral election, only such compensation as is payable with respect to services rendered after such election and during the period such election is in effect.

     2.4 "Compensation Deferral Agreement" means an agreement to defer compensation as described herein.

     2.5 "Committee" means the committee appointed to administer the Plan in accordance with Article X.


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     2.6 "Effective Date" means January 1, 1996.

     2.7 "Eligibility Date" means the first day of the first Plan Year, or the first day of the portion of such first Plan Year, that an employee is determined to be an Eligible Employee.

     2.8 "Eligible Employee" means, for any Plan Year, any employee of the Company who satisfies all of the following conditions:

          (a) such employee (i) is a Grade 19 or above employee of the Company for such Plan Year, or (ii) in the sole discretion of the Committee, is determined by the Committee in writing to be eligible for a Plan Year prior to the first day of such Plan Year, provided such employee is in a category of employees described in Article I of the Plan, and

          (b) such employee is, in the sole discretion of the Committee, determined likely to be eligible to make Compensation Deferral Contributions to the Qualified 401(k) Plan during such Plan Year.

     2.9 "Matching Credit" means the matching credit by the Company determined in accordance with Article V.

     2.10 "Participant" means each Eligible Employee who has made an election to participate in this Plan in accordance with Article III.

     2.11 "Participant Compensation Deferrals" means deferrals of compensation described in Article IV.

     2.12 "Plan" means the 20th Century Industries 401(k) Supplemental Plan, as set forth herein.

     2.13 "Plan Administrator" means 20th Century Industries. For purposes of
Section 3(16)(A) of ERISA, 20th Century Industries shall be the "plan administrator" and shall be responsible for compliance with any applicable reporting and disclosure requirements imposed by ERISA.

     2.14 "Plan Year" means the fiscal period commencing each January 1 and ending the following December 31.

     2.15 "Qualified 401(k) Plan" means the 20th Century Industries Savings and Security Plan, as in effect from time to time.

     2.16 "Separation from Service" means any separation from service of the Company for any reason, including termination of employment, retirement, death or disability. In the case of a Participant on disability, Separation from Service shall be deemed to occur when long term disability coverage commences, unless otherwise determined by the Committee.

                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

     3.1 ELIGIBILITY TO PARTICIPATE

          (a) Each Eligible Employee shall become a Participant hereunder upon delivery to the Committee, such properly completed enrollment forms and


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     agreements as the Committee may require, including, but not limited to, a beneficiary designation form and a form electing the manner in which distributions will be payable with respect to such Participant's Account hereunder, as provided in Section 3.2 below.

          (b) Commencement or recommencement of active participation following any Separation from Service or other interruption of employment shall be on such terms and under such conditions as the Committee may, in its discretion, provide.

     3.2 ELECTION OF PAYMENT METHOD

     A Participant's Account shall be payable from the Plan in a lump sum and/ or in twenty (20) quarterly installments, as elected by the Participant prior to the effective date a of a Compensation Deferral Agreement, but not more frequently than prior to the first day of a "Fixed Payment Election Period, as defined below. A Participant's method of payment election shall be subject to the limitations and restrictions of this Section 3.2 and rules prescribed by the Committee.

         (a) Any Participant's election of a method of payment shall apply to all amounts attributable Compensation Deferrals and Matching Credits allocated to his Account during the applicable Fixed Payment Election Period. A Participant may make new method of payment election prior to the start of a new Fixed Payment Election Period, which election shall apply to all amounts attributable to Compensation Deferrals and Matching Credits allocated to his or her Account during such new following Fixed Payment Election Period. If a Participant fails to file a new method of payment election prior to the start of his or her new Fixed Payment Election Period, to the extent determined by the Committee, the method of payment election in effect for the prior Fixed Payment Election Period shall be deemed to remain in effect for the new Fixed Payment Election Period.

          (b) For purposes of this Plan, "Fixed Payment Election Period" for any Participant shall mean each three (3) consecutive Plan Year period starting with the Plan Year that includes his or her Eligibility Date, and each following three (3) consecutive Plan Year period commencing on the first day of the Plan Year immediately following the end of the prior Fixed Payment Election Period, regardless of whether he or she elects to make Compensation Deferrals for any or all such Plan Years.

          (c) Any election of payment method applicable to a Fixed Payment Election Period shall be irrevocable unless the Committee, in its sole discretion, permits an Eligible Employee to change his or her election of payment method to a method providing payments over a longer period of time than originally elected by the Eligible Employee and which will not reasonably result in any increase in the amount otherwise payable in any taxable year of the Participant during which payment would have been made under the method of payment previously elected. No payment option shall be selected by a Participant which is not among a list of payment options generally made available to all Participants by the Committee at the time of such selection. No assurance regarding the tax effects of making such change is provided to a participant who elects to change a form of payment.

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                                   ARTICLE IV
                    COMPENSATION DEFERRALS BY PARTICIPANTS

     4.1 PARTICIPANT COMPENSATION DEFERRALS

     In order to be eligible to make Participant Compensation Deferrals for any Plan Year an Eligible Employee must have become a Participant as provided in Article III, and must have filed with the Committee a properly completed Compensation Deferral Agreement, subject to the following conditions:

          (a) If an Eligible Employee has become a Participant prior to the first day of the Plan Year, the Compensation Deferral Agreement must be filed with the Committee prior to the first day of the Plan Year for which it is to be effective on such date as is prescribed by the Committee.

          (b) If an employee of the Company first becomes an Eligible Employee during a Plan Year, any Compensation Deferral Agreement for that Plan Year must be filed with the Committee within thirty (30) days after the Committee notifies such employee in writing that he or she is an Eligible Employee.

          (c) The Eligible Employee's compensation deferral election under the Qualified 401(k) Plan as of the effective date of the Compensation Deferral Agreement (or if later, the date of such Eligible Employee's first date of eligibility to join the Qualified 401(k) Plan) equals the maximum level of contribution permitted under the terms of the Qualified 401(k) Plan.

     4.2 AMOUNTS OF PARTICIPANT COMPENSATION DEFERRALS

          Participant Compensation Deferrals may be any percentage of the Participant's Compensation that is not in excess of the Maximum Excess Percentage. The Committee may, in its discretion, require Participant Compensation Deferrals to be in whole percentages.

          For purposes of this Section 4.2, the following terms shall have the meaning set forth in this Section 4.2:

          1. The term "Maximum Excess Percentage" for a Plan Year means the percentage equal to (a) twelve percent less (b) the Qualified 401(k) Plan Maximum Percentage for such Plan Year.

          2. The term "Qualified 401(k) Plan Maximum Percentage" for a Plan Year for a Participant means the Percentage of Compensation representing the maximum anticipated employee deferral under the Qualified 401(k) Plan for such Participant, determined by dividing (a) the dollar amount of such maximum anticipated employee deferral under the Qualified 401(k) Plan by (b) the Participant's Compensation.

          Notwithstanding the foregoing, the Committee may modify the foregoing rules to the extent that it deems necessary to carry out the purpose and intent of this Plan, provided, however, that in all cases, deferrals under this Plan shall be consistent with the requirements of Treas. Reg. Section 1.401(k)-1(e)(6), so that deferrals hereunder are dependent upon an employee's having made the maximum elective deferrals or contributions permitted under the Qualified 401(k) Plan.

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     4.3 PROVISIONS OF COMPENSATION DEFERRAL AGREEMENT

     A Participant Compensation Deferral Agreement under this Plan for a Plan Year shall be subject to the following conditions as if each of such conditions were fully set forth in such agreement:

          (a) A Participant electing to defer compensation shall be deemed to have waived any right to effect a hardship withdrawal from the Qualified 401(k) Plan, to the extent determined appropriate by the Committee to comply with the requirements of Section 401(k) of the Code and federal income tax rules regarding the deferral of compensation;

          (b) A Participant Compensation Deferral Agreement for a Plan Year shall remain in effect throughout the Plan Year and shall not be subject to change by the Participant during such year. Not later than the last day of a Plan Year and in accordance with rules prescribed by the Committee, a Participant may file a new Compensation Deferral Agreement or cease Participant Compensation Deferrals, to be effective as of the first day of the following Plan Year. If a Participant fails to file a new Compensation Deferral Agreement prior to the first day of a Plan Year or to notify the Committee of an election to cease future Participant Compensation Deferrals, to the extent determined by the Committee, the Participant Compensation Agreement in effect for the prior Plan Year shall be deemed to remain in effect for the following Plan Year.

          (c) Compensation deferrals pursuant to a Participant Compensation Deferral Agreement may be deducted from a Participant's compensation at such times throughout the deferral period as are administratively practicable, as determined by the Committee in its sole discretion; provided, however, that the Committee may permit a Participant's Compensation Deferral Agreement to express a preference whether (a) Participant Compensation Deferrals under this Plan shall be taken from the Participant's Compensation only after the maximum deferral has been contributed with respect to such Participant to the Qualified 401(k) Plan, or (b) Participant Compensation Deferrals shall be taken from the Participant's Compensation in such manner as to result in total deductions with respect to this Plan and the Qualified 401(k) Plan being in approximately equal amounts for each payroll period over the Plan Year, or (c) Participant Compensation Deferrals under this Plan shall be taken from the Participant's Compensation in another manner that is administratively practicable.

          (d) To the extent that the value of a Participant's Account is permitted, at the discretion of the Committee, to be determined by reference to one or more indices designated by the Participant from time to time, neither the Company, the Committee nor any person other than such Participant shall have responsibility or liability for any adverse economic consequences or loss resulting from the Participant's designation.


                                   ARTICLE V
                            COMPANY MATCHING CREDITS

     5.1 MATCHING CREDITS

     Subject to the requirements and restrictions of this Article V, and subject also to the amendment or termination of the Plan, as of each date that a Participant Compensation Deferral is deducted from the Compensation of a Participant, 20th Century Industries, Inc. shall credit a Matching Credit to the Matching Credit Subaccount of such Participant in an


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amount equal to seventy-five percent (75%) of the amount by which the sum of
(a) and (b) exceeds (c), where (a) equals such Participant's Compensation Deferrals under this Plan, (b) equals such Participant's deferrals under the Qualified 401(k) Plan for such year, and (c) equals matching amounts credited to the Participant's account for such Plan Year under the Qualified 401(k) Plan; provided, however, that in no event shall such Matching Credit exceed seventy-five percent (75%) of the first six percent (6%) of a Participant's Compensation paid during a period that such Participant is eligible to defer amounts under the Qualified 401(k) Plan (determining such eligibility without regard to statutory limitations on compensation or deferrals) less matching amounts credited to the Participant's Account for such Plan Year under the Qualified 401(k) Plan.

                                   ARTICLE VI
                     PARTICIPANT ACCOUNTS AND SUBACCOUNTS

     6.1 PARTICIPANT ACCOUNTS AND SUBACCOUNTS

          (a) A Participant's Compensation Deferrals shall be credited to the Participant's Compensation Deferral Subaccount. Such crediting shall occur as soon as practicable after the payroll period or other period to which such amounts relate.

          (b) Matching Credits with respect to such Participant shall be credited to such Participant's Matching Credits Subaccount. Such crediting shall occur as of the date of crediting the Participant Compensation Deferrals to which such amounts relate.

          (c) A Participant's Account under the Plan shall consist of the sum of the Participant's Compensation Deferral Subaccount and the Participant's Matching Credits Subaccount, subject to adjustments as provided in
     Section 6.2.

     6.2 VALUATION OF ACCOUNT

          (a) Accounts under this Plan shall, provided in Section 2.1 and
     Article XIV, consist solely of bookkeeping entries on the books of the Company which shall be adjusted not less frequently than the last business day of each month to reflect the crediting of earnings, gains and losses. Not less frequently than quarterly, the Committee shall furnish each Participant with a statement of such Participant's Account, and each Subaccount therein.

          (b) For purposes of determining the value of a Participant s Account, the Committee may, in its discretion, permit a Participant to designate one or more indices made available by the Committee as the applicable investment return measurement. Such indices may, if determined by the Committee, correspond to investment fund options generally available under the Qualified 401(k) Plan, but shall not include stock or other securities issued by the company or an affiliate thereof. In accordance with rules prescribed by the Committee, a Participant may change his or her investment fund designation for future Participant Compensation Deferrals and Matching Credits and/or existing Account balances once during each calendar quarter. Notwithstanding the foregoing, neither the Company nor the Committee or any other person shall have any responsibility or liability to invest assets of the Company in accordance with any such designation by the Participant, nor shall the Company or the Committee or any other person have any responsibility in valuing any Participant's Account to give effect to any such designation by a Participant, other than on such basis as is determined to be administratively practicable by the Company.



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                                  ARTICLE VII
                              PAYMENT OF BENEFITS

     7.1 VESTING OF BENEFITS

          (a) A Participant's interest in his or her Compensation Deferral Subaccount shall be fully vested and nonforfeitable at all times.

          (b) A Participant's interest in his or her Matching Credits Subaccount shall become vested and nonforfeitable in accordance with the provisions of the Qualified 401(k) Plan applicable to vesting in the value of matching contributions under such Plan (including provisions of the Qualified 401(k) Plan relating to vesting upon termination, partial termination or other vesting event under such plan). Notwithstanding provisions of the preceding provisions of this Section 7.1(b), in the event of a Participant's Separation of Service following a "Change in Control" as such term is defined from time to time in the 20th Century Industries Supplemental Executive Retirement Plan, a Participant's interest in his or her Matching Credits Subaccount shall become fully vested and nonforfeitable.

     7.2 FORM AND DATE OF PAYMENT

     Except as provided in Section 7.3 or Article IX, no portion of a Participant s Account under this Plan shall be paid to any person prior to a Participant's Separation from Service. Following Separation from Service payment of a Participant's vested interest in his or her Account under this Plan shall be made in accordance with such method payment elections as the Participant has made in accordance with Article III of this Plan, commencing as soon as practicable following such Separation from Service, provided, however, that at the sole discretion of the Committee and notwithstanding any prior election by the Participant for a lump sum distribution of any portion of the Participant's Account, distribution of the entire Account balance may be made in substantially equal quarterly payments over a period of five (5) years.

     For purposes of this Section 7.2, payments shall reflect the valuation of a Participant's Account as of the end of the most recent complete valuation date preceding payment, or such other, more recent, valuation date as is determined by the Committee in its sole discretion, to be administratively practicable.

     7.3 HARDSHIP DISTRIBUTIONS

     Upon application submitted to the Committee in such form and manner as the Committee may prescribe, an amount may be distributable to a Participant prior to the date of distribution specified in Section 7.2 above, provided that the Committee determines, in its sole discretion, that the distribution is on account of an "unforseeable emergency," as defined below in this Section 7.3, and provided further that a determination is made by the Committee that such distribution will not result in constructive receipt of income by any Participant for federal income tax purposes, or otherwise affect the federal income tax treatment of the Plan. In making such determination as to tax matters, the Committee may engage and rely upon opinions rendered by, tax experts selected or approved by the Committee.

     For purposes of this Section 7.3, the term "unforeseeable emergency" shall mean severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the


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control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved -- (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

                                 ARTICLE VIII
                                DEATH BENEFITS

     In the event of the death of a Participant, the undistributed portion of the Participant's vested interest in his or her Account shall be payable in a single lump sum to the beneficiary designated by the Participant for this purpose. Such payment shall be made as soon as practicable following verification of death and verification of the proper payee(s). If no beneficiary is then living, no beneficiary can be located, or none has been designated, any amount then payable shall be paid to such persons as would be entitled to payment under provisions of the Qualified 401(k) Plan as then in effect pertaining to the identity of payees in the event of a failure to designate a beneficiary under such plan. This Plan shall not be required to give effect to disclaimers, whether made under state or federal law.

     Each Participant shall have the opportunity, from time to time, to designate one or more beneficiaries, but no such designation shall be effective unless such designation is made on forms prescribed for such purpose by the Committee, and such designation is received by the Committee prior to the date of the Participant's death. It is each Participant's sole responsibility to obtain such consents, and to take such other actions as may be necessary or appropriate in connection with participation in this Plan and in connection with the designation of any beneficiary, including but not limited to obtaining spousal or other consents, as may be necessary or appropriate to reflect marital property, support, or other obligations arising under contract, order or by operation of law.

                                   ARTICLE IX
                        RIGHT TO TERMINATE OR MODIFY PLAN

     By action of the Board of Directors of 20th Century Industries or its delegate, 20th Century Industries, Inc. may modify or terminate this Plan without further liability to any Eligible Employee or former employee or any other person. Notwithstanding the preceding provisions of this Article IX, except as expressly required by law, this Plan may not be modified or terminated as to any Participant in a manner that adversely affects the payment of benefits theretofore accrued by such Participant, except that in the event of the termination of the Plan as to all Participants, this Plan may in the sole discretion of the Board or its delegate be modified to accelerate payment of benefits to Participants.

                                   ARTICLE X
                              NO ASSIGNMENT, ETC.

     Benefits under this Plan may not be assigned or alienated and shall not be subject to the claims of any creditor. A Participant shall not be permitted to borrow from an Account under the Plan, nor shall a Participant be permitted to pledge or otherwise use his Account under the Plan as security for any loan or other obligation. No payments shall be made to any person or persons other than expressly provided herein, or on any date or dates other than as expressly provided herein.


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                                   ARTICLE XI
                                 THE COMMITTEE

          (a) The appointment, removal and resignation of members of the Committee shall be governed by the Board of Directors of 20th Century Industries, Inc. Subject to change by the said Board, the membership of the Committee shall be the same as the membership of the Committee of the Qualified 401(k) Plan.

          (b) The Committee shall have authority to oversee the management and administration of the Plan, and in connection therewith is authorized in its sole discretion to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. The powers and duties of the Committee shall include without limitation, the following:

               (i) Resolving all questions relating to the eligibility of select management and highly compensated employees to become Participants; and

               (ii) Resolving all questions regarding payment of benefits under the Plan and other questions regarding plan participation.

     Any action taken or determination made by the Committee shall be conclusive on all parties. The exercise of or failure to exercise any discretion reserved to the Committee to grant or deny any benefit to a Participant or other person under the Plan shall in no way require the Committee or any person acting on behalf thereof, to similarly exercise or fail to exercise such discretion with respect to any other Participant.

                                  ARTICLE XII
                                    RELEASE

     As a condition to making any payment under the Plan, or to giving effect to any beneficiary designation or other election or other action under the Plan by any Participant or any other person, the Plan Administrator may require such consents or releases as it determines to be appropriate, and further may require any such designation, election or other action to be in writing, in a prescribed form and to be filed with the Committee in a manner prescribed by the Committee. In the event the Committee determines, in its discretion, that multiple conflicting claims may be made as to all or a part of the same Account, the Committee may delay the making of any payment until such conflict or multiplicity of claims is resolved.

                                 ARTICLE XIII
                          NO CONTRACT OF EMPLOYMENT

     This Plan shall not be deemed to give any employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge or retire any employee at any time, nor shall this Plan interfere with the right of the Company to establish the terms and conditions of employment of any employee.


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                                   ARTICLE XIV
                      COMPANY'S OBLIGATION TO PAY BENEFITS

     Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, and any Employee, an Employee's beneficiary(ies) or any other person. Any compensation deferred under the provisions of this Plan shall continue for ail purposes to be a part of the general funds of the Company. To the extent that any person acquires a right to receive payments from the Company under this Plan such right shall be no greater than the right of any unsecured general creditor of the Company. Notwithstanding the preceding provisions of this Article XIV, assets may be transferred by the Company to a trust constituting a "rabbi trust," for the purpose of providing benefits described herein.

                                   ARTICLE XV
                             CLAIM REVIEW PROCEDURE

          (a) A person who believes that he or she has not received all payments to which he or she is entitled under the terms of this Plan may submit a claim therefor. Within ninety (90) days following receipt of a claim for benefits under this Plan, and all necessary documents and information, the Committee or its authorized delegate reviewing the claim shall, if the claim is not approved, furnish the claimant with written notice of the decision rendered with respect to the application.

          (b) The written notice contemplated in (a) above shall set forth:

               (i) the specific reasons for the denial, with reference to the Plan provisions upon which the denial is based;

               (ii) a description of any additional information or material necessary for perfection of the application (together with an explanation why the material or information is necessary); and

               (iii) an explanation of the Plan's claim review procedure.

          (c) A claimant who wishes to contest the denial of his claim for benefits or to contest the amount of benefits payable to him shall follow the procedures for an appeal of benefits as set forth below, and shall exhaust such administrative procedures prior to seeking any other form of relief.

          (d) A claimant who does not agree with the decision rendered as provided above in this Article XV with respect to his application may appeal the decision to the Committee. The appeal shall be made, in writing, within sixty (60) days after the date of notice of such decision with respect to the application. If the application has neither been approved nor denied within the ninety-day (90) period provided in (a) above, then the appeal shall be made within sixty (60) days after the expiration of the ninety-day (90) period.

          (e) The claimant may request that his application be given full and fair review by the Committee. The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal. The decision of the Committee shall be made promptly, and not later than sixty (60) days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. The decision by the Committee on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent
      Plan provisions upon which the decision is based.

                                   ARTICLE XVI
                                   ARBITRATION

     A claimant may contest the Committee s denial of his or her appeal only by submitting the matter to arbitration. In such event, the claimant and the Committee shall select an arbitrator from a list of names supplied by the American Arbitration Association in accordance with such Association's procedures for selection of arbitrators, and the arbitration shall be conducted in accordance with the rules of such Association. The arbitrator's authority shall be limited to the affirmance or reversal of the Committee s denial of the appeal, and the arbitrator shall have no power to alter, add to or subtract from any provision of this Plan. Except as otherwise required by the Employee Retirement Income Security Act of 1974, the arbitrator's decision shall be final and binding on all parties, if warranted on the record and reasonably based on applicable law and the provisions of this Plan.

                                 ARTICLE XVII
                                 MISCELLANEOUS

     17.1 SUCCESSOR AND ASSIGNS

     The Plan shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and all Participants.

     17.2 NOTICES

     Any notice or other communication required or permitted under the Plan shall be in writing, and if directed to the Company shall be sent to the Committee or its authorized delegate, and if directed to a Participant shall be sent to such Participant at his last known address as it appears on the records of the Company.

     17.3 LIMITATIONS ON LIABILITY

          (a) The Company does not warrant any tax benefit nor any financial benefit under the Plan. Without limitation to the foregoing, the Company and its officers, employees and agents shall be held harmless by the Participant or Beneficiary from, and shall not be subject to any liability on account of, the federal or state or local income tax consequences, or any other consequences of any deferrals or credits with respect to Participants under the Plan.

          (b) The Company, its officers, employees, and agents shall be held harmless by the Participant from, and shall not be subject to any liability hereunder for, all acts performed in good faith.

     17.4 CERTAIN SMALL BENEFITS

     Notwithstanding any other provision of this Plan to the contrary, in the case of a Participant whose Account hereunder is not in Supplemental of One Thousand Dollars ($1,000) and who ceases to make Participant Compensation Deferrals, the Committee may, in its sole discretion, distribute the Participant's entire vested interest in the Account, in lieu of any further benefit under this Plan.

     17.5 GOVERNING LAW

     This Plan and any Participant Compensation deferral agreement hereunder are subject, to the laws of the State of California, to the extent not preempted by ERISA.

     IN WITNESS WHEREOF, 20th Century Industries has caused this instrument to be executed by its duly authorized officers, effective as of the Effective Date set forth hereinabove.



                                       20TH CENTURY INDUSTRIES

DATE:  January 3, 1996                 By:  /s/ RICHARD A. ANDRE
      ----------------------------         ------------------------------

                                       By:  /s/ JOHN R. BOLLINGTON
                                           ------------------------------



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